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                                                                   EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our reports dated February 5, 1997 accompanying the consolidated financial statements and schedule of Reptron Electronics, Inc. and its wholly owned subsidiary included in the Form 10-K for the year ended December 31, 1996, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.







Tampa, Florida
June 5, 1997